EVANS
BANCORP INC.

STANTON BUILDING

THEATRE VARSITY

Tim Hortons
CAFE & BAKE SHOP
coffee · donuts · espresso

SENECA STREET
LOFTS

Common Equity Offering
January 17, 2017
David J. Nasca
President & CEO
John B. Connerton
Executive Vice President & CFO
NYSE MKT:
EVBN
www.evansbank.com
Issuer Free Writing Prospectus
Dated January 17, 2017
Filed Pursuant to Rule 433
Registration Statement No. 333-210443

This presentation has been prepared by Evans Bancorp, Inc. (“Evans Bancorp” or the “Company”) solely for informational purposes based on its own information, as well as information from public sources. This presentation has been prepared to assist interested parties in making their own evaluation of
Evans Bancorp and does not purport to contain all of the information that may be relevant. In all cases, interested parties should conduct their own investigation and analysis of Evans Bancorp and the data set forth in this presentation and other information provided by or on behalf of Evans Bancorp.
This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities of Evans Bancorp by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.
Neither the Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of the securities of Evans Bancorp or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense.
Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof.
Certain of the information contained herein may be derived from information provided by industry sources. Evans Bancorp believes that such information is accurate and that the sources from which it has been obtained are reliable. Evans Bancorp cannot guarantee the accuracy of such information, however, and has not independently verified such information.
From time to time, Evans Bancorp may make forward-looking statements that reflect the Company’s views with respect to, among other things, future events and financial performance. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates,” “targeted” or the negative version of those words
or other comparable words are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-
looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control.
Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks,
uncertainties and assumptions that are difficult to predict. Although the Company believes that the expectations reflected in such forward-looking statements
are reasonable as of the date made, actual results may prove to be materially different from the expected results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this presentation.  A detailed discussion of the factors that could cause actual results to differ from the anticipated results or other expectations is included in our SEC filings, including our Annual Report on Form 10-K for the year ended
December 31, 2015.
Evans Bancorp has filed a registration statement (including a prospectus) and a prospectus supplement which is preliminary and subject to completion, with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary
prospectus supplement and the other documents that Evans Bancorp has filed with the SEC for more complete information about Evans Bancorp and the offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Sandler O’Neill & Partners, L.P. at toll-free 1-866-805-4128 or Hovde
Group, LLC at toll-free 1-866-971-0961.
Offering Disclosure
© 2017 by Evans Bancorp

Offering Summary
Issuer:
Evans Bancorp, Inc.
Offering:
Follow-on
common stock
Gross Amount Offered:
$14 million
Over-Allotment Option:
15%
Exchange
/ Symbol:
NYSE MKT / EVBN
Market Capitalization¹:
$152 million
Current Semi-Annual
Dividend:
$0.38
Dividend
Yield¹:
2.1%
Use of Proceeds:
To support our organic growth and for other
general corporate purposes, including
contributing capital to the Bank
Book-Running Manager:
Sandler O’Neill + Partners, L.P
Co-Manager:
Hovde
Group, LLC
(1)
Based on January 13, 2017 stock price of $35.43/share and 4,300,634 common shares outstanding
Source: SNL Financial, Company documents
© 2017 by Evans Bancorp

Toronto
Niagara
Rochester
BUFFALO
Erie
Chautauqua
Cattaraugus

Corporate Profile
Evans Established: 1920
Headquarters: Hamburg, NY
Bank Branches: 14
Insurance Agency Locations: 7
© 2017 by Evans Bancorp

Community-based diversified financial services company
Provides banking, insurance and investment services in Western New York
Achieved $1 billion in assets on record loan growth
Strategy focused on driving greater earnings power and returns

Financial Summary –
Q3 2016
Total Assets:
$1.1 billion
Net Loans:
$899 million
Total Deposits:
$898 million
Loans / Deposits:
102%
Nonperforming Assets / Total Assets¹:
1.41%
Total Stockholders’ Equity²:
$95.2 million
Stockholders’ Equity
/ Total Assets:
8.8%
Note: List of companies included in Peer Group can be found in the Appendix
(1)
Nonperforming assets defined as nonaccrual loans and loans 90 days or more past due and still accruing
(2)
Stockholders’ equity includes $8.1 million of goodwill, or $1.89 per share
Source: SNL Financial and Company documents
Tier 1 Leverage:
9.55%
Common Equity Tier 1 Risk-Based Capital:
10.82%
Tier 1 Risk-Based Capital:
10.82%
Total Risk-Based Capital:
12.07%
Stock Price:
$35.43
52 week
range:
$22.87 –
$37.67
Market Capitalization:
$152 million
Total Shares
Outstanding:
4.3 million
Ownership:
Insider:
5%
Institutional:
43%
Dividend
Yield:
2.1%
Current Balance Sheet Position
Current Balance Sheet Position
Consolidated Regulatory Capital Ratios
Consolidated Regulatory Capital Ratios
Market Data as of January 13, 2017
Market Data as of January 13, 2017
Valuation as of January 13, 2017
Valuation as of January 13, 2017
EVBN
Peers
Price / BV:
160%
151%
Price / TBV:
174%
162%
Price
/ LTM EPS:
19.9x
19.5x
Price / Est. 2016 EPS:
18.7x
19.8x
Price / Est. 2017 EPS:
15.9x
17.5x
© 2017 by Evans Bancorp

Management Profile
Executive
Position
Experience
David Nasca
President
and Chief Executive Officer
34 Years
John Connerton
Chief Financial Officer
15 Years
John Eagleton
Chief Lending Officer
32 Years
Robert
Miller Jr.
President of The
Evans Agency, LLC
40 Years
Paul Ulrich
Chief Credit Officer
43 Years
© 2017 by Evans Bancorp

Average of Over 32 Years of Financial Services Experience

Refocus Community
Banking Model
Executed Strategic Plan (Fiscal Years 2013-2015)
Effective Risk
Management
Effective Lending
Strategy
Fee Based Income
Growth
Strengthen
Operating Model
Optimize Technology:
Execute core
conversion
33% Loans
2013 -
2015
18% Deposits
2013 -
2015
2015 Non-Interest Income
= 30% of Total
Revenue in 2015
Returned
Capital to
Shareholders
Strategic
Plan
© 2017 by Evans Bancorp

Stock Performance
3-Year Total Return
(1/13/2014 thru
1/13/2017)
5-Year Total Return
(1/13/2012 thru 1/13/2017)
+62%
+67%
+241%
+129%
Note: Market data as of January 13, 2017; list of companies included in Peer Group can be found in the Appendix
Source: SNL Financial
© 2017 by Evans Bancorp

70%
80%
60%
50%
40%
30%
20%
10%
0%
(10%)
1/13/2014
5/13/2014
9/13/2014
1/13/2015
5/13/2015
9/13/2015
1/13/2016
5/13/2016
9/13/2016
1/13/2017
EVBN
Peer Group
Peer Group
EVBN
300%
250%
200%
150%
100%
50%
0%
1/13/2012
1/13/2013
1/13/2014
1/13/2015
1/13/2016
1/13/2017

Results –
Q3 2016
Net Income of $2.2 million or $0.51 Per Diluted Share
ROAA: 0.84%
ROAE: 9.23%
Net Interest Income of $9.1 million
Net Interest Margin: 3.67%
Total Loans of $913 million¹
Growth of $60 million in Q3 2016 or 28% annualized
Deposits of $898 million with Average Cost of 0.45%
Growth of $28 million in Q3 2016 or 13% annualized
(1)
Includes Loans Held For Sale
© 2017 by Evans Bancorp

Q3 2016 Performance vs. Peers
Note: List of companies included in Peer Group can be found in the Appendix
Source: SNL Financial, Company documents
Return on Average Assets
Return on Average Equity
Efficiency Ratio
Net Interest Margin
© 2017 by Evans Bancorp

0.84%
0.84%
EVBN
Peer Group
9.23%
8.59%
EVBN
Peer Group
70.23%
64.51%
EVBN
Peer Group
3.67%
3.47%
EVBN
Peer Group

$809.7
$833.5
$846.8
$939.1
1,084.7
2012
2013
2014
2015
Q3 2016
8% CAGR
(2012 –
Q3 2016)
8% CAGR
(2012 –
Q3 2016)
Over $1 Billion in Assets
(in millions)
18% YOY
Q3 16 vs Q3 15
Driven by
organic loan
and deposit
growth
Platforms
increased
future earnings
power
© 2017 by Evans Bancorp

$581.3
$647.0
$695.7
$774.0
$912.9
2012
2013
2014
2015
Q3 2016
Record Loan Growth
High quality
in-market
commercial loans
Capturing strong
credits from
competition
Supports core
business strategy
Strong loan
pipeline
(in millions)
86%
92%
98%
96%
102%
Loan to Deposit Ratio
13% CAGR
(2012 –
Q3 2016)
1
(1)
Excludes $1.6 million in direct financing leases
© 2017 by Evans Bancorp

Loan Portfolio Diversification
27%
16%
23%
22%
12%
Q3 2016 Commercial Loan
Portfolio
Non-owner occupied CRE
Owner occupied CRE
C & I
Multi-family
Construction / Development
$546
$187
$2
$64
$113
Q3 2016
Total Loan Portfolio: $913 million¹
Average Yield: 4.39%
Commercial & Multi-Family²
Commercial & Industrial
Consumer & Other
Home Equities
Residential Mortgage²
Note: Dollars in millions
(1)
Total composition does not sum to $913 million due to rounding
(2)
Includes construction loans

© 2017 by Evans Bancorp

© 2017 by Evans Bancorp

Solid Credit Fundamentals
Booking high
quality assets
Solid
underwriting
discipline
Strong customer
relationships
Note: List of companies included in Peer Group can be found in the Appendix
(1)
Nonperforming loans defined as nonaccrual loans and loans 90 days past due and still accruing
Source: SNL Financial, Company Documents
ALLL/
NPLs¹/
NCOs/
ALLL/
Total Loans
Total Loans
Avg. Loans
NPLs¹
9/30/2015
1.84%
1.12%
0.03%
164.7%
12/31/2015
1.66%
2.07%
0.42%
80.3%
3/31/2016
1.65%
2.25%
(0.02%)
73.1%
6/30/2016
1.50%
1.88%
(0.01%)
79.5%
9/30/2016
1.50%
1.67%
0.03%
89.7%
Peer Group
(9/30/2016)
1.03%
0.69%
0.05%
142.9%

September 30, 2016
15%
27%
37%
21%
Agencies
Municipals
MBS
CMO

Conservative Securities Portfolio
10% of Total Assets
94% of Obligations of
States and Political
Subdivisions Rated A
or Higher
Effective Portfolio
Duration is 3.9 Years
$105 million Total Securities
© 2017 by Evans Bancorp

$679.0
$706.6
$707.6
$803.0
$898.0
2012
2013
2014
2015
Q3 2016
8% CAGR
(2012 –
Q3 2016)
8% CAGR
(2012 –
Q3 2016)
55%
13%
32%
Strong Core Deposit Growth
15% YOY
Q3 16 vs Q3 15
15% Demand
9% NOW
14% Savings
(in millions)
Q3 2016 Deposit Composition
Savings & Money Market
Time Deposits
Demand & NOW
Average Cost of Deposits: 0.45%
© 2017 by Evans Bancorp

New money
market account
Driving new deposits and
cross-sell opportunities
YOY Q3 16 vs Q3 15

15%
5%
Q3 2016 TTM Non-Interest Income:
$11.5 million
Non-Interest Income Opportunity
25% of total
Q3 2016 TTM
revenue
Emphasis on
expanding:
Financial services
Employee benefits
Insurance
Cash management
21%
Other Income
59%
Insurance
Service &
Fees
Bank-owned
Life Insurance
Bank
Charges
© 2017 by Evans Bancorp

Capital Overview
Both the Company and the Bank have consistently maintained regulatory capital ratios significantly above the federal “well capitalized” standards indicates minimum level to be considered “well capitalized”
5.00%
8.00%
10.00%
5.00%
8.00%
10.00%
Bank
Consolidated
© 2017 by Evans Bancorp

16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Tier 1 Leverage
Tier 1 RBC
Total RBC
Tier 1 Leverage
Tier 1 RBC
Total RBC
12/31/2014
12/31/2015
9/30/2016
12/31/2014
12/31/2015
9/30/2016
10.78%
10.18%
9.33%
13.65%
11.53%
10.57%
14.91%
12.78%
11.83%
10.84%
10.45%
9.55%
13.60%
11.82%
10.82%
14.85%
13.07%
12.07%

2.1%
1.8%
EVBN
Peer Group
Current Dividend Yield
Returning Capital to Shareholders
$0.26
$0.65
$0.72
$0.76
$0.24
2013¹
2014
2015
2016
Dividend Payment History
$0.50
Note: Market data as of January 13, 2017; list of companies included in Peer Group can be found in the Appendix
(1)
One semi-annual dividend of $0.24 was accelerated into 2012 due to tax policy considerations for shareholders
Source: SNL Financial, Company documents
© 2017 by Evans Bancorp

Market Opportunity / Future Vision NYSE MKT: EVBN www.evansbank.com

Public/Private Project
Evans committed
$1 million
Housing Opportunity Fund
(Joint with City of Buffalo)
$475 thousand
over 2 years
The Bank for a Resurgent WNY
Seneca Street Lofts
Tim Hortons Café
& Bake Shop
Stanton Building
Community Reinvestment
-
Buffalo Information Technologies Innovation and
Commercialization Hub
-
High Tech Manufacturing Innovation Hub at River Bend
-
43 North Startup and Innovation Competition
-
Buffalo Medical Innovation and Commercialization Hub
-
Buffalo Manufacturing Works
© 2017 by Evans Bancorp

Opportunity from Market Disruption
Note: Market share data for Buffalo-Cheektowaga-Niagara Falls, NY Metropolitan Statistical Area as of June 30, 2016; market share does not sum to 100% due to rounding
(1)
Reflects Northwest Bank’s purchase of 18 FN branches, consisting of $1.6B in Deposits, in September 2016
(2)
Reflects KeyBank’s acquisition of First Niagara in August 2016
Source: FDIC
Buffalo MSA
© 2017 by Evans Bancorp

1.9%
2.5%
3.9%
4.8%
5.1%
27.7%
54.0%
Total Deposits in Market: $42.6 billion
All Others (9)
Citizens
Northwest Bank¹
Bank of America
Key Bank²
M&T Bank

Transformative Growth Phase of Strategy
New Four-Year Plan (2016 –
2020)
© 2017 by Evans Bancorp

Organic Market
Growth:
Lead with Business
Market
Disruption
Fee-Based
Income Growth
Retail
Transformation
Talent
Acquisition &
Retention
Capital
Management
IT Optimization

Investment Highlights
Strong and growing franchise in resurgent WNY
Diverse revenue mix, strong operating fundamentals
Core deposit and loan growth
Lower-risk balance sheet
with solid capital base
Sophisticated / experienced management team
Shareholder return orientation
Historically reasonable valuation
© 2017 by Evans Bancorp

Appendix NYSE MKT: EVBN www.evansbank.com

Peer Group
Note:
Includes
banks
that
trade
on
a
major
exchange
(NYSE,
NYSE
MKT,
or
NASDAQ)
with
Total
Assets
between
$1
billion
and
$3
billion
that
are
headquartered
in
the
Northeast or Mid-Atlantic Regions; exclude targets of announced merger transactions; financial data for the quarter ended September 30, 2016
Source: SNL Financial
© 2017 by Evans Bancorp

Company Name
Ticker
Location
Total Assets
(000s)
Arrow Financial Corporation
AROW
Glens Falls, NY
$2,580,485
CNB Financial Corporation
CCNE
Clearfield, PA
$2,539,944
Enterprise Bancorp, Inc.
EBTC
Lowell, MA
$2,470,849
Sun Bancorp, Inc.
SNBC
Mount Laurel, NJ
$2,189,346
Peoples Financial Services Corp.
PFIS
Scranton, PA
$1,971,239
Republic First Bancorp, Inc.
FRBK
Philadelphia, PA
$1,734,462
Chemung Financial Corporation
CHMG
Elmira, NY
$1,728,865
BCB Bancorp, Inc.
BCBP
Bayonne, NJ
$1,678,936
Old Line Bancshares, Inc.
OLBK
Bowie, MD
$1,650,105
First Bancorp, Inc.
FNLC
Damariscotta, ME
$1,635,088
Bankwell Financial Group, Inc.
BWFG
New Canaan, CT
$1,565,586
Codorus Valley Bancorp, Inc.
CVLY
York, PA
$1,522,981
Orrstown Financial Services, Inc.
ORRF
Shippensburg, PA
$1,354,154
Penns Woods Bancorp, Inc.
PWOD
Williamsport, PA
$1,347,412
First United Corporation
FUNC
Oakland, MD
$1,338,189
Community Financial Corporation
TCFC
Waldorf, MD
$1,281,874
Citizens & Northern Corporation
CZNC
Wellsboro, PA
$1,245,333
ACNB Corporation
ACNB
Gettysburg, PA
$1,208,869
Shore Bancshares, Inc.
SHBI
Easton, MD
$1,157,866
Unity Bancorp, Inc.
UNTY
Clinton, NJ
$1,152,896
AmeriServ Financial, Inc.
ASRV
Johnstown, PA
$1,145,655
Norwood Financial Corp.
NWFL
Honesdale, PA
$1,125,057
1st Constitution Bancorp
FCCY
Cranbury, NJ
$1,055,308
Mid Penn Bancorp, Inc.
MPB
Millersburg, PA
$1,042,687
Howard Bancorp, Inc.
HBMD
Ellicott City, MD
$1,014,787
First Bank
FRBA
Hamilton, NJ
$1,007,685
Bar Harbor Bankshares
BHB
Bar Harbor, ME
$1,717,875

Common Equity Offering January 17, 2017 NYSE MKT: EVBN www.evansbank.com